UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2023

ENTERPRISE 4.0 TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40918	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Ramona Street

Palo Alto, CA 94301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 736-6855

533 Airport Blvd., Suite 400

Burlingame, CA 94010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	ENTFU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	ENTF	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	ENTFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2023, Enterprise 4.0 Technology Acquisition Corp. (the “Company”) received the resignations of all of the member of the Company’s Board of Directors: Sudhakar Ramakrishna, Mona Sabet, Eric Benhamou, Christopher Paisley, Kim Le and Judith Sim, and resignations of Ron Sege as the Chief Operating Officer of the Company and Yashwanth Hemaraj as the Chief Acquisition Officer of the Company. To the knowledge of the Company, the resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following the Company’s receipt of the resignations referred to above, on March 28, 2023, the Company held an extraordinary general meeting (“EGM”) of the holder of its Class B ordinary shares in order to elect new Class I directors to serve until the Company’s initial annual general meeting. At the EGM, Alex Vieux and Steven Fletcher were each elected as a Class I director of the Company. Prior to an initial business combination, only holders of Class B ordinary shares have the right to vote on the election of directors. Information with respect to Messrs. Vieux and Fletcher is set forth below.

Immediately following the EGM, the newly elected Board of Directors met and took the following action: Messrs. Vieux and Fletcher were appointed as Co-Chief Executive Officers and Co-Chief Financial Officers of the Company and constitute all the executive officers of the Company. The Company will not be paying compensation to the newly appointed directors or officers.

Messrs. Vieux and Fletcher are two of the three managing members of ENT4.0 Technology Sponsor LLC, the Company’s sponsor (the “Sponsor”). The Sponsor beneficially owns 1,222,000 of the Company’s outstanding Class A ordinary shares (representing approximately 3.9% of the Company’s outstanding Class A ordinary shares), which consists of (i) 600,000 Class A ordinary shares, (ii) 622,000 Class A ordinary shares issuable upon conversion of the $6,220,000 sponsor loan into sponsor loan units at a conversion price of $10.00 per unit, at the discretion of the Sponsor, at any time up until the consummation of an initial business combination, and 7,500,000 of our Class B ordinary shares (representing all of our Class B ordinary shares and 22.5% of our outstanding ordinary shares).

Information with respect to Messrs. Vieux and Fletcher is set forth below:

Alex Vieux, age 65, is the Chairman and co-founder of Explorer Acquisitions, a serial special purpose acquisition companies (“SPACs”) sponsor (“Explorer”), Chairman and publisher of Red Herring, a magazine on information technology and business, and Chief Executive Officer of Herring International, a Belgian corporation. Over the last 35 years, he has worked with and engaged C-suite executives from five continents, scouting disruptive companies later embraced by the markets. Mr. Vieux started his career at Arthur Andersen LLP (now Accenture plc). Then he co-founded two technology companies, CATS Software, Inc. and Renaissance Software, both fintech startups that either went public or were sold in the 1990s. He also founded The European Technology Roundtable Exhibition, a yearly forum assembling technology world leaders. He was elected on the board of directors of Tandem Computers, Inc., Computer Associates (listed on NYSE), Check Point Software Technologies, Ltd. (Nasdaq: CHKP), Commerce One, Inc. (Nasdaq: CMRC) and Qualys, Inc. (Nasdaq: OLYS), as well as dozens of private companies. Mr. Vieux served as an advisor to Cerberus Telecom Acquisition Corp. (“CTAC”) and Apex Technology Acquisition Corp. (“APXT”) prior to their respective initial business combinations. Mr. Vieux serves as an advisor to the Company and BioPlus Acquisition Corp. (“BIOS”). A graduate of the Institute d’Etudes Politiques and the French business school HEC, Mr. Vieux also holds a law degree from the Universite de Paris and an M.B.A. from Stanford University, where he was a Fulbright Scholar. Mr. Vieux is well qualified to serve on the Board of Directors due to his extensive experience in public companies, SPACs and business combinations.

Steven Fletcher, age 55, is the Chief Executive Officer and co-founder of Explorer. Mr. Fletcher serves as an advisor to the Company and BIOS. He serves on the board of directors of Lee Enterprises (Nasdaq: LEE), a U.S. media and information company. He served as an advisor to CTAC and APXT prior to their respective initial business combinations. He served from 2013 to August 2022 as an independent director of atVenu, a leading live event commerce platform, where he was a member of the Audit and Compensation Committees, and as an independent director of Life Signals, Inc. a healthcare technology company since November 2021. From 2003 to May 2018, Mr. Fletcher was a Managing Director, Co-Head of the Digital Media Group and Head of the Software

Group at GCA Savvian, a global investment bank. He was also a member of the firm’s Management Committee. From 1994 until 2002, Mr. Fletcher worked at Goldman, Sachs & Co., where he held a number of leadership roles including Head of the Private Placement Group, Head of the IT Services sector and Co-Head of the Hardware, Storage, EMS, and Internet Infrastructure sectors. He began his career at Deloitte & Touche as a CPA. He holds a B.A. in Economics from UCLA and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Fletcher is well qualified to serve on the Board of Directors due to his extensive experience in public companies, SPACs and business combinations.

Messrs. Vieux and Fletcher have advised the Company that they expect to resign from such positions upon their identification and appointment of new directors and executive officers of the Company. Upon their appointment, the new directors will satisfy the applicable Nasdaq listing standards with respect to director independence, as well as applicable Nasdaq and Securities and Exchange Commission rules regarding the composition of the Company’s audit committee and compensation committee.

Item 8.01 Other Events

The Company has previously stated that, although it is not limited to a particular industry or sector for purposes of completing a business combination, it is focusing its search within the technology industry along the trendlines set by a new wave of cloud native companies that combine artificial intelligence, intelligent automation and proprietary access to data to deliver actionable insights for enterprise businesses.

The Company’s Board of Directors has determined, for commercial and other reasons, to consider changing the focus of its search for a business combination from within the technology industry to possibly seeking a target in another industry. The Company notes that notwithstanding the change of focus, it is not limited to a particular industry or sector for purposes of completing a business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE 4.0 TECHNOLOGY ACQUISITON CORP.

	By:	/s/ Steven Fletcher
Name: Steven Fletcher
Title: Co-Chief Executive Officer and Co-Chief Financial Officer

Dated: March 31, 2023